TAX-FREE CASH ASSETS TRUST

          AMENDED AND RESTATED ADMINISTRATION AGREEMENT


     THIS AGREEMENT, made November 1, 1993 by and between Cash Assets Trust (the "Business Trust"), a Massachusetts business trust, 380 Madison Avenue, Suite 2300, New York, New York 10017, and Aquila Management Corporation (the "Administrator"), a New York corporation, 380 Madison Avenue, Suite 2300, New York, New York 10017,

                      W I T N E S S E T H :

     WHEREAS, the Business Trust and the Administrator have previously entered into an Amended and Restated Administration
Agreement with respect to a portfolio of the Business Trust entitled Tax-Free Cash Assets Trust (the "Trust"); and

     WHEREAS, the Business Trust and the Administrator now wish to amend and restate their agreement as herein set forth, referred to hereafter as "this Agreement"; and

     WHEREAS, Hawaiian Trust Company, Limited (the "Adviser"), in addition to acting as investment adviser to each portfolio of the Business Trust and to Hawaiian Tax-Free Trust, has become investment adviser to each series (a "New Fund") of another open-end investment company registered under the Investment Company Act of 1940 (the "Act"), the shares of which are readily exchangeable into shares of the Trust; and

     WHEREAS, the parties intend that this Agreement shall become effective at 12:01 a.m. on the business day after the day on which at least one of the New Funds, with exchangeability with shares of the Trust, commences operations and achieves an asset size of at least $5 million (the "Effective Date"); and

     WHEREAS, this Agreement has been approved by the Board of Trustees of the Trust;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   In General.

     The Administrator shall perform (at its own expense) the functions set forth more fully herein for the Trust and for the investment adviser for the Trust (the "Adviser").

2. Duties and Obligations of the Adviser and Administrator to the Trust and to Each Other.

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Business Trust, the Administrator shall provide all administrative services to the Trust other than those services relating to the investment portfolios of the Trust and the maintenance of its accounting books and records; as part of such duties, the Administrator shall:

     (i) provide office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the headquarters of the Trust;

     (ii) oversee all relationships between the Trust and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for the effective operation of the Trust and for the sale, servicing or redemption of the Trust's shares;

     (iii) provide to the Adviser and the Trust statistical and other factual information and advice regarding economic factors and trends, but shall not generally furnish advice or make recommendations regarding the purchase or sale of securities;

     (iv) maintain the Trust's books and records (other than accounting books and records), and prepare (or assist counsel and auditors in the preparation of) all required proxy statements, reports to the Trust's shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversee the insurance relationships of the Trust;

     (v) prepare, on behalf of the Trust and at the Trust's expense, such applications and reports as may be necessary to register or maintain the registration of the Trust and/or its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time;

     (vi) respond to any inquiries or other communications of shareholders of the Trust and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Trust's shareholder servicing and transfer agent or distributor, oversee such shareholder servicing and transfer agent's or distributor's response thereto.

     (b) Any activities performed by the Administrator under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Act and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Business Trust as amended and restated from time to time;
(4) any policies and determinations of the Board of Trustees of the Business Trust; and (5) the fundamental policies of the Trust, as reflected in its registration statement under the Act, or as amended by the shareholders of the Trust.

     (c) The Administrator assumes no responsibility under this agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Trust's assets.

     (d) The Administrator shall not be liable for any error in judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (e) Nothing in this Agreement shall prevent the Administrator or any officer thereof from acting as investment adviser, sub-adviser, administrator or manager for any other person, firm, or corporation, and shall not in any way limit or restrict the Administrator or any of its officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others from whom it or they may be acting, provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Adviser or the Trust under this Agreement. The Business Trust shall indemnify the Administrator to the full extent permitted by the Business Trust's Declaration of Trust.

3.   Allocation of Expenses.

     The Administrator shall, at its own expense, provide office space, facilities, equipment, and personnel for the performance of its functions hereunder and will pay all compensation of Trustees, officers, and employees of the Trust who are affiliated persons of the Administrator.

4.   Compensation of the Administrator.

          (a) The Business Trust agrees to pay the Administrator, and the Administrator agrees to accept as full compensation for all services rendered by the Administrator as such, a management fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of 0.13 of 1% of such net asset value on net asets of up to $95 million and on net assets above that amount at an annual rate of 0.07 of 1% of such net assets.

          (b) The Administrator agrees that the fee under (a) above shall be reduced, but not below zero, by an amount equal to its pro-rata portion (hereafter described) of the amount, if any, by which the total expenses of the Trust in any fiscal year, exclusive of taxes, interest and brokerage fees, shall exceed the lesser of (i) 2.5% of the first $30 million of average annual net assets of the Trust plus 2% of the next $70 million of such net assets of the Trust plus 1.5% of its average annual net assets in excess of $100 million, or (ii) 25% of the Trust's total annual investment income. The payment of the fee under (a) above at the end of any month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation, subject to readjustment during the year. The pro rata portion, as between the Administrator and Adviser, is based on the aggregate of the fee of the Adviser and the fee of the Administrator (exclusive of amounts paid or to be paid out for the applicable period pursuant to the Trust's Distribution Plan).

5.   Duration and Termination.

     (a) This Agreement shall become effective upon the Effective Date, after approval by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval and shall, unless terminated as hereinafter provided, continue in effect until the June 30 next preceding the first anniversary of the effective date of this Agreement, and from year to year thereafter.

     (b) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Adviser and the Business Trust sixty days' written notice (which notice may be waived by them) and may be terminated by the Business Trust at any time without penalty upon giving the Administrator sixty days' written notice (which notice may be waived by the Administrator) provided that such termination by the Business Trust shall be directed or approved by a vote of a majority of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the Act) of the Business Trust.

6.   Disclaimer of Shareholder Liability

     The Administrator understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust's property; the Administrator represents that it has notice of the provisions of the Business Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Business Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                          Tax-Free Cash Assets Trust


________________________         By:_____________________________
Assistant Secretary                 Vice President



ATTEST:                          Aquila Management Corporation


_______________________          By:_____________________________
Treasurer and Asst. Secy.           President and Chairman